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                                                                   EXHIBIT 23.1


                   [Letterhead of Reznick Fedder & Silverman]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement No. (333-54270) as amended of Humphrey Hospitality Trust, Inc. to be filed on February 9, 2001 on Form S-3 of our report dated March 20, 2000, with respect to the consolidated financial statements and financial statement schedule of Humphrey Hospitality Trust, Inc. as of December 31, 1999 and for the year then ended, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1999.



                                               Very truly yours,

                                               REZNICK FEDDER AND SILVERMAN


                                               /s/  Reznick Fedder and Silverman

February 9, 2001
Baltimore, Maryland